UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2011

The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
 (Address of principal executive office)(Zip Code)

(913) 345-9315
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on June 8, 2011.  At the meeting, the stockholders elected Richard P. Nespola, Andrew D. Lipman and A. Reza Jafari to serve as Class III directors, for a term of three years expiring at the 2014 annual meeting of stockholders and until their successors are elected and qualified.  The tabulation of votes with respect to the election of Messrs. Nespola, Lipman and Jafari as directors were as follows:

	For	Withheld	Broker Non-Votes
Richard P. Nespola	3,631,170	731,690	1,758,102
Andrew D. Lipman	3,631,930	730,930	1,758,102
A. Reza Jafari	3,617,788	745,072	1,758,102

In addition, the stockholders of the Company approved the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.  The tabulation of votes with respect to this proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
Ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm	6,008,195	112,767	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Vice President and Chief Financial Officer

Date: June 10, 2011